EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER POSTS STRONG SALES AND EARNINGS FOR THIRD QUARTER 2008
Performance Reinforces Company’s Positive Outlook
     DEERFIELD, Ill., October 16, 2008 — Baxter International Inc. (NYSE:BAX) posted strong financial results for the third quarter of 2008, which compared favorably to the guidance previously provided, and raised its full-year 2008 earnings outlook.
     Baxter reported third quarter net income of $472 million, an increase of 19 percent compared to $395 million reported in the third quarter of 2007. Earnings per diluted share of $0.74 increased 21 percent from $0.61 per diluted share in the prior year period. The third quarter results include after-tax special charges totaling $91 million (or $0.14 per diluted share) for fixed asset write-offs associated with the discontinuation of the company’s CLEARSHOT pre-filled syringe program, additional remediation costs associated with the company’s COLLEAGUE infusion pump, and costs for in-process research and development (IPR&D) related to the company’s recently announced collaboration with
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BAXTER’S SALES, EARNINGS AND CASH FLOW GROW — Page 2
Innocoll Pharmaceuticals Ltd. The company recorded after-tax special charges in the third quarter of 2007 totaling $63 million (or $0.09 per diluted share).
     On an adjusted basis, excluding special charges, Baxter reported third quarter net income of $563 million and net earnings per diluted share of $0.88, an increase of 23 percent and 26 percent respectively, which compared favorably to the earnings guidance previously provided of $0.81 to $0.83 per diluted share. Strong financial performance was the result of accelerating sales, continued margin improvement, and a lower tax rate.
     Baxter’s worldwide sales totaled $3.2 billion in the third quarter, an increase of 15 percent (or 9 percent excluding the impact of foreign exchange), driven by particularly strong performance from the company’s international businesses. Renal sales increased 6 percent to approximately $600 million due to the expanded use of peritoneal dialysis in many developed and emerging markets around the world, while Medication Delivery sales of approximately $1.2 billion increased 11 percent as a result of strong international sales.
     Sales in Baxter’s BioScience business totaled approximately $1.4 billion, with record growth of 23 percent. Sales accelerated across the portfolio, resulting in double-digit sales increases for all major product categories. This performance can be attributed to robust growth from several products, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM)] and GAMMAGARD LIQUID [Immune Globulin Intravenous (IGIV)], marketed as KIOVIG in the European Union, as well as accelerated
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BAXTER’S SALES, EARNINGS AND CASH FLOW GROW — Page 3
growth from other plasma-based therapies and biosurgery products.
     “In addition to delivering strong sales and earnings for the third quarter, we continue to leverage our diversified healthcare model and capitalize on our broad global presence, while remaining committed to our strategic objective of accelerating the pace of R&D spending,” said Robert L. Parkinson, Jr., chairman and chief executive officer.
     The company continues to increase investments in R&D, which totaled $230 million and increased 13 percent (or 30 percent excluding the impact of special charges taken for IPR&D in both the current and prior year periods). The company continues to make progress on a number of R&D and new product initiatives, including:
•	Agreement with Innocoll Pharmaceuticals Ltd., a division of Innocoll, Inc., granting Baxter exclusive rights to market and distribute in the United States the company’s investigational gentamicin surgical implant. If approved by the U.S. Food and Drug Administration (FDA), the gentamicin surgical implant will be the first biodegradable, leave-behind antibiotic surgical sponge used as an adjunct (add-on) therapy for prevention and treatment of surgical site infections in the United States.

•	Submission of an Investigational New Drug (IND) Application to the FDA for the evaluation of GAMMAGARD LIQUID combined with ENHANZE, Halozyme’s proprietary drug delivery technology that facilitates the absorption and dispersion of drugs subcutaneously.

•	Initiation of a Phase III clinical trial evaluating the use of GAMMAGARD LIQUID for the treatment of multifocal motor neuropathy (MMN). Multifocal motor neuropathy is a rare neurological disorder characterized by progressive limb weakness, primarily affecting the upper extremities.

•	Clearance by the FDA for expanded labeling of V-Link with VitalShield based on V-Link’s ability to combat three additional pathogens: vancomycin-resistant Enterococcus faecalis (VRE), Escherichia coli (E. coli) and Staphylococcus epidermidis (coagulase negative). These three pathogens improve upon the previously cleared labeling, which included methicillin-resistant
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BAXTER’S SALES, EARNINGS AND CASH FLOW GROW — Page 4
Staphylococcus aureus (MRSA), Pseudomonas aeruginosa and Enterobacter cloacae.
Nine-Month Results
     For the first nine months of 2008, Baxter’s net income totaled $1.4 billion and increased 18 percent, with earnings per diluted share increasing 21 percent to $2.26. On an adjusted basis, excluding special items for both 2007 and 2008, Baxter’s net income of $1.6 billion increased 18 percent from $1.3 billion in the same period last year. Adjusted earnings per diluted share for the nine-month period increased 22 percent to $2.47 from $2.03 per diluted share in the prior year period.
     Baxter’s worldwide sales grew 12 percent in the first three quarters of the year to $9.2 billion, an increase from $8.3 billion in the same period last year. Excluding the impact of foreign exchange, sales growth for the first nine months of the year was 5 percent.
     Cash flows from operations totaled $1.9 billion for the nine-month period, an improvement of more than $300 million compared to $1.6 billion in the same period in 2007.
     “The medically-necessary nature of our product offering, our diversified portfolio and global presence, and our financial strength and flexibility, provide us with a solid foundation in this uncertain global economy,” continued Parkinson. “We remain committed to providing enhanced value to our shareholders through predictable and sustainable operational growth, commensurate with our competencies and long-range strategies.”
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BAXTER’S SALES, EARNINGS AND CASH FLOW GROW — Page 5
Fourth Quarter and Full-Year 2008 Outlook
     Baxter raised its full-year 2008 earnings outlook and for the first time provided fourth quarter guidance. For the full year, the company continues to expect sales growth, excluding the impact of foreign exchange, of 5 to 6 percent, and now expects earnings per diluted share of $3.35 to $3.37, before any special items. In addition, the company now expects cash flow from operations to exceed $2.6 billion.
     For the fourth quarter of 2008, Baxter expects sales growth of approximately 7 percent, excluding the impact of foreign exchange, and earnings per diluted share, before any special items, of $0.88 to $0.90.
     A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 16, 2008. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including investor presentations.
     Baxter International Inc. develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future
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BAXTER’S SALES, EARNINGS AND CASH FLOW GROW — Page 6
actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
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BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended September 30, 2008 and 2007
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	September 30,
	2008		2007		Change

NET SALES	$3,151		$2,750		15%

COST OF GOODS SOLD	1,630	[1]	1,374		19%

GROSS PROFIT	1,521		1,376		11%

% of Net Sales	48.3%		50.0%		(1.7 pts)

MARKETING AND ADMINISTRATIVE EXPENSES	681		663	[2]	3%
% of Net Sales	21.6%		24.1%		(2.5 pts)

RESEARCH AND DEVELOPMENT EXPENSES	230	[3]	203	[3]	13%
% of Net Sales	7.3%		7.4%		(0.1 pt)

NET INTEREST EXPENSE	20		6		N/M

OTHER EXPENSE, NET	32	[4]	21		52%

PRE-TAX INCOME	558		483		16%

INCOME TAX EXPENSE	86	[5]	88	[5]	(2% )

% of Pre-Tax Income	15.4%		18.2%		(2.8 pts)

NET INCOME	$472		$395		19%

BASIC EPS	$0.76		$0.62		23%

DILUTED EPS	$0.74		$0.61		21%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	625		641
Diluted	638		651

ADJUSTED PRE-TAX INCOME (excluding specified items)	$673	[6]	$574	[6]	17%

ADJUSTED NET INCOME (excluding specified items)	$563	[6]	$458	[6]	23%

ADJUSTED DILUTED EPS (excluding specified items)	$0.88	[6]	$0.70	[6]	26%

[1]	Cost of goods sold in 2008 included a charge of $72 million ($65 million on an after-tax basis, or $0.10 per diluted share) related to COLLEAGUE infusion pumps.

[2]	Marketing and administrative expenses in 2007 included a charge of $56 million ($34 million on an after-tax basis, or $0.05 per diluted share) related to the company’s Average Wholesale Pricing (AWP) litigation.

[3]	Research and development (R&D) expenses in 2008 included an in-process R&D (IPR&D) charge of $12 million ($7 million on an after-tax basis, or $0.01 per diluted share) related to the company’s licensing agreement with Innocoll Pharmaceuticals Ltd. (Innocoll) to market and distribute Innocoll’s gentamicin surgical implant in the United States. R&D expenses in 2007 included IPR&D charges of $25 million related to the company’s collaboration with HHD, LLC and $10 million related to the company’s in-licensing arrangement with Halozyme Therapeutics, Inc. The after-tax impact of these items was $29 million, or $0.04 per diluted share, in 2007.

[4]	Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program.

[5]	Income tax expense included a benefit of $15 million, or $0.02 per diluted share, in 2008 and expense of $15 million, or $0.02 per diluted share, in 2007, related primarily to the reversal of valuation allowances and tax expense associated with foreign earnings that the company planned to repatriate to the United States.

[6]	Refer to page 8 for a description of the adjustments and a reconciliation to GAAP (generally accepted accounting principles) measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income tax expense, net income, and diluted EPS, excluding specified items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Three Months Ended September 30, 2008 and 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended September 30, 2008 included a charge related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and an IPR&D charge related to the company’s licensing agreement with Innocoll, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$558	$ 86	$472	$0.74
COLLEAGUE infusion pump charge (A)	72	7	65	0.10
Impairment charge	31	12	19	0.03
IPR&D charge (B)	12	5	7	0.01

Excluding specified items	$673	$110	$563	$0.88

Effective tax rate		16.3%

(A)	Included in the Cost of Goods Sold line within the accompanying consolidated statement of income. Excluding this item, adjusted gross profit was $1.59 billion and the adjusted gross profit percentage was 50.6%.

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $218 million, or 6.9% of net sales, which represented a 29.8% increase over 2007 adjusted R&D expenses of $168 million.
2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended September 30, 2007 included a charge related to the AWP litigation and IPR&D charges related to the company’s collaboration with HHD, LLC and the company’s in-licensing arrangement with Halozyme Therapeutics, Inc. These charges impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$483	$ 88	$395	$0.61
Litigation-related charge (A)	56	22	34	0.05
IPR&D charges (B)	35	6	29	0.04

Excluding specified items	$574	$116	$458	$0.70

Effective tax rate		20.2%

(A)	Included in the Marketing and Administrative Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted marketing and administrative expenses were $607 million, or 22.1% of net sales.

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $168 million, or 6.1% of net sales.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Nine Months Ended September 30, 2008 and 2007
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended
	September 30,
	2008		2007		Change
NET SALES	$9,217		$8,254		12%

COST OF GOODS SOLD	4,689	[1]	4,220		11%

GROSS PROFIT	4,528		4,034		12%

% of Net Sales	49.1%		48.9%		0.2 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,024		1,867	[2]	8%
% of Net Sales	22.0%		22.6%		(0.6 pts)

RESEARCH AND DEVELOPMENT EXPENSES	642	[3]	539	[3]	19%
% of Net Sales	7.0%		6.5%		0.5 pts

RESTRUCTURING CHARGE	—		70	[4]	(100% )

NET INTEREST EXPENSE	62		10		N/M

OTHER EXPENSE, NET	36	[5]	28	[5]	29%

PRE-TAX INCOME	1,764		1,520		16%

INCOME TAX EXPENSE	319	[6]	291		10%

% of Pre-Tax Income	18.1%		19.1%		(1.0 pt)

NET INCOME	$1,445		$1,229		18%

BASIC EPS	$2.30		$1.90		21%

DILUTED EPS	$2.26		$1.87		21%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	628		647
Diluted	640		657

ADJUSTED PRE-TAX INCOME (excluding specified items)	$1,932	[7]	$1,681	[7]	15%

ADJUSTED NET INCOME (excluding specified items)	$1,581	[7]	$1,338	[7]	18%

ADJUSTED DILUTED EPS (excluding specified items)	$2.47	[7]	$2.03	[7]	22%

[1]	Cost of goods sold in 2008 included charges totaling $125 million ($110 million on an after-tax basis, or $0.17 per diluted share) related to COLLEAGUE infusion pumps.

[2]	Marketing and administrative expenses in 2007 included a charge of $56 million ($34 million on an after-tax basis, or $0.05 per diluted share) related to the company’s AWP litigation.

[3]	R&D expenses in 2008 included an IPR&D charge of $12 million ($7 million on an after-tax basis, or $0.01 per diluted share) related to the company’s licensing agreement with Innocoll to market and distribute Innocoll’s gentamicin surgical implant in the United States. R&D expenses in 2007 included IPR&D charges of $25 million related to the company’s collaboration with HHD, LLC and $10 million related to the company’s in-licensing arrangement with Halozyme Therapeutics, Inc. The after-tax impact of these items was $29 million, or $0.04 per diluted share, in 2007. Also included in R&D expenses in 2007 was an IPR&D charge of $11 million ($7 million on an after-tax basis, or $0.01 per diluted share) related to the acquisition of MAAS Medical, LLC.

[4]	A restructuring charge in 2007 of $70 million ($46 million on an after-tax basis, or $0.07 per diluted share) was primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States.

[5]	Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program. Additionally, other expense, net in 2007 included income of $23 million, reflecting a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The after-tax impact of these items was $6 million of income, or $0.01 per diluted share, in 2007.

[6]	Income tax expense in 2008 included a benefit of $15 million, or $0.02 per diluted share, related primarily to the reversal of a valuation allowance and tax expense associated with foreign earnings that the company planned to repatriate to the United States.

[7]	Refer to page 10 for a description of the adjustments and a reconciliation to GAAP measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income tax expense, net income, and diluted EPS, excluding specified items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Nine Months Ended September 30, 2008 and 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)

2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the nine months ended September 30, 2008 included charges related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and an IPR&D charge related to the company’s licensing agreement with Innocoll, which impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$1,764	$319	$1,445	$2.26
COLLEAGUE infusion pump charges (A)	125	15	110	0.17
Impairment charge	31	12	19	0.03
IPR&D charge (B)	12	5	7	0.01

Excluding specified items	$1,932	$351	$1,581	$2.47

Effective tax rate		18.2%

(A)	Included in the Cost of Goods Sold line within the accompanying consolidated statement of income. Excluding this item, adjusted gross profit was $4.65 billion and the adjusted gross profit percentage was 50.5%.

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $630 million, or 6.8% of net sales, which represented a 25.0% increase over 2007 adjusted R&D expenses of $504 million.

2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the nine months ended September 30, 2007 included a restructuring charge, primarily for costs and asset impairments associated with the consolidation of certain commercial and manufacturing operations outside of the United States, a charge related to the AWP litigation, and IPR&D charges related to the company’s collaboration with HHD, LLC and the company’s in-licensing arrangement with Halozyme Therapeutics, Inc. These charges impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$1,520	$291	$1,229	$1.87
Restructuring charge	70	24	46	0.07
Litigation-related charge (A)	56	22	34	0.05
IPR&D charges (B)	35	6	29	0.04

Excluding specified items	$1,681	$343	$1,338	$2.03

Effective tax rate		20.4%

(A)	Included in the Marketing and Administrative Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted marketing and administrative expenses were $1.81 billion, or 21.9% of net sales.

(B)	Included in the R&D Expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $504 million, or 6.1% of net sales.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	September 30, 2008	December 31, 2007
Assets
Cash and equivalents	$2,191	$2,539
Receivables	2,101	2,026
Inventories	2,520	2,334
Other current assets	625	656

Total current assets	7,437	7,555

Property, plant and equipment, net	4,598	4,487
Other long-term assets	3,174	3,252

Total assets	$15,209	$15,294

Liabilities and Shareholders’ Equity
Short-term debt	$235	$425
Other current liabilities	3,089	3,387
Long-term debt	3,185	2,664
Other long-term liabilities	1,641	1,902
Shareholders’ equity	7,059	6,916

Total liabilities and shareholders’ equity	$15,209	$15,294

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$472	$395	$1,445	$1,229
Adjustments
Depreciation and amortization	165	141	481	428
Deferred income taxes	54	14	164	32
Stock compensation	38	36	111	99
Restructuring and infusion pump charges	72	—	125	70
Impairment charge	31	—	31	—
Litigation-related charge	—	56	—	56
IPR&D charges	12	35	12	46
Other	4	27	27	53
Changes in balance sheet items
Receivables	7	40	(86)	(114)
Inventories	(52)	(91)	(207)	(261)
Accounts payable and accrued liabilities	18	6	(236)	(85)
Restructuring payments	(9)	(14)	(35)	(20)
Other	1	(37)	63	21

Cash flows from operations	$813	$608	$1,895	$1,554

Changes in Net Debt
Increase (decrease)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net debt, beginning of period	$1,087	$231	$550	$316

Cash flows from operations	(813)	(608)	(1,895)	(1,554)
Capital expenditures	251	166	615	424
Dividends	136	109	411	598
Proceeds from sale of Transfusion Therapies business	—	—	—	(421)
Proceeds and excess tax benefits from stock issued under employee benefit plans	(302)	(72)	(547)	(500)
Purchases of treasury stock	589	827	1,522	1,641
Acquisitions of and investments in businesses and technologies	12	40	73	83
Payments relating to settlements of cross-currency swaps	241	49	542	196
Other, including the effect of exchange rate changes	28	10	(42)	(31)

Increase in net debt	142	521	679	436

Net debt, September 30	$1,229	$752	$1,229	$752

Key statistics, September 30:
Days sales outstanding	55.6	58.7	55.6	58.7
Inventory turns	2.4	2.3	2.4	2.3

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending September 30, 2008 and 2007
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2008	2007	Actual Rates		Constant Rates		2008	2007	Actual Rates		Constant Rates

BioScience[1]
United States	$617	$556	11%		11%		$1,754	$1,572	12%		12%
International	737	543	36%		23%		2,195	1,789	23%		10%
Total	$1,354	$1,099	23%		17%		$3,949	$3,361	17%		11%

Medication Delivery
United States	$527	$528	0%		0%		$1,555	$1,578	(1%	)	(1%	)
International	630	519	21%		12%		1,831	1,498	22%		11%
Total	$1,157	$1,047	11%		6%		$3,386	$3,076	10%		5%

Renal
United States	$95	$96	(1%	)	(1%	)	$290	$288	1%		1%
International	498	464	7%		(1%	)	1,459	1,350	8%		(2%	)
Total	$593	$560	6%		(1%	)	$1,749	$1,638	7%		(1%	)

Baxter excluding Transfusion Therapies
United States	$1,239	$1,180	5%		5%		$3,599	$3,438	5%		5%
International	1,865	1,526	22%		12%		5,485	4,637	18%		7%
Total	$3,104	$2,706	15%		9%		$9,084	$8,075	12%		6%

Transfusion Therapies[1]
United States	$33	$31	6%		6%		$93	$108	(14%	)	(14%	)
International	14	13	8%		8%		40	71	(44%	)	(48%	)
Total	$47	$44	7%		7%		$133	$179	(26%	)	(27%	)

Baxter International Inc.
United States	$1,272	$1,211	5%		5%		$3,692	$3,546	4%		4%
International	1,879	1,539	22%		12%		5,525	4,708	17%		6%
Total	$3,151	$2,750	15%		9%		$9,217	$8,254	12%		5%

[1]	The results of operations of the Transfusion Therapies (TT) business were previously reported in the BioScience business. The TT business was sold on February 28, 2007. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending September 30, 2008 and 2007
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2008	2007	Actual Rates		Constant Rates		2008	2007	Actual Rates		Constant Rates

BioScience
Recombinants	$516	$432	19%		14%		$1,460	$1,251	17%		11%
Plasma Proteins	338	246	37%		26%		889	714	25%		16%
Antibody Therapy	307	245	25%		22%		908	705	29%		25%
Regenerative Medicine[1]	104	82	27%		21%		307	251	22%		16%
Other[2]	89	94	(5%	)	(13%	)	385	440	(13%	)	(22%	)

Total BioScience[3]	$1,354	$1,099	23%		17%		$3,949	$3,361	17%		11%

Medication Delivery
IV Therapies	$403	$346	16%		10%		$1,182	$1,012	17%		9%
Global Injectables	403	372	8%		5%		1,164	1,114	4%		0%
Infusion Systems	235	207	14%		11%		684	624	10%		6%
Anesthesia	112	111	1%		(1%	)	333	296	13%		9%
Other	4	11	(64%	)	(82%	)	23	30	(23%	)	(33%	)

Total Medication Delivery	$1,157	$1,047	11%		6%		$3,386	$3,076	10%		5%

Renal
PD Therapy	$480	$448	7%		0%		$1,404	$1,310	7%		(1%	)
HD Therapy	113	112	1%		(5%	)	345	328	5%		(3%	)

Total Renal	$593	$560	6%		(1%	)	$1,749	$1,638	7%		(1%	)

Baxter excluding Transfusion Therapies	$3,104	$2,706	15%		9%		$9,084	$8,075	12%		6%

Transfusion Therapies[3]	$47	$44	7%		7%		$133	$179	(26%	)	(27%	)

TOTAL BAXTER	$3,151	$2,750	15%		9%		$9,217	$8,254	12%		5%

[1]	Previously referred to as BioSurgery.

[2]	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of BeneFIX ceased as of June 30, 2007.

[3]	The results of operations of the TT business were previously reported in the BioScience business. The TT business was sold on February 28, 2007. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Three-Month Periods Ending September 30, 2008 and 2007
(unaudited)
($ in millions)

	Q3 2008			Q3 2007			% Growth @ Actual Rates
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$220	$296	$516	$205	$227	$432	7%		30%		19%
Plasma Proteins	108	230	338	101	145	246	7%		59%		37%
Antibody Therapy	217	90	307	178	67	245	22%		34%		25%
Regenerative Medicine[1]	55	49	104	44	38	82	25%		29%		27%
Other[2]	17	72	89	28	66	94	(39%	)	9%		(5%	)

Total BioScience[3]	$617	$737	$1,354	$556	$543	$1,099	11%		36%		23%

Medication Delivery
IV Therapies	$115	$288	$403	$109	$237	$346	6%		22%		16%
Global Injectables	209	194	403	217	155	372	(4%	)	25%		8%
Infusion Systems	133	102	235	123	84	207	8%		21%		14%
Anesthesia	70	42	112	75	36	111	(7%	)	17%		1%
Other	0	4	4	4	7	11	(100%	)	(43%	)	(64%	)

Total Medication Delivery	$527	$630	$1,157	$528	$519	$1,047	0%		21%		11%

Renal
PD Therapy	$73	$407	$480	$69	$379	$448	6%		7%		7%
HD Therapy	22	91	113	27	85	112	(19%	)	7%		1%

Total Renal	$95	$498	$593	$96	$464	$560	(1%	)	7%		6%

Baxter excluding Transfusion Therapies	$1,239	$1,865	$3,104	$1,180	$1,526	$2,706	5%		22%		15%

Transfusion Therapies[3]	$33	$14	$47	$31	$13	$44	6%		8%		7%

TOTAL BAXTER	$1,272	$1,879	$3,151	$1,211	$1,539	$2,750	5%		22%		15%

[1]	Previously referred to as BioSurgery.

[2]	Principally includes vaccines and sales of plasma to third parties.

[3]	The results of operations of the TT business were previously reported in the BioScience business. The TT business was sold on February 28, 2007. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.